Exhibit 99.1

BBX Capital, Inc. Reports Financial Results

For the Second Quarter of 2023

FORT LAUDERDALE, Florida – August 9, 2023 -- BBX Capital, Inc. (OTCQX: BBXIA) (PINK: BBXIB) (“BBX Capital” or the “Company”) reported today its financial results for the second quarter of 2023.

Selected highlights of BBX Capital’s consolidated financial results include:

Second Quarter 2023 Compared to Second Quarter 2022

●	Total consolidated revenues of $106.8 million vs. $83.7 million
●	Loss before income taxes of $(8.7) million vs. income before taxes of $16.6 million
●	Net loss attributable to shareholders of $(8.0) million vs. net income attributable to shareholders of $10.5 million
●	Diluted loss per share of $(0.56) vs. diluted earnings per share of $0.68

Balance Sheet as of June 30, 2023

●	Cash and cash equivalents of $81.5 million
●	Securities available for sale of $61.4 million
●	Outstanding note receivable from Bluegreen Vacations Holding Corporation (NYSE: BVH) of $35.0 million
●	Total consolidated assets of $673.7 million
●	Total shareholders' equity of $336.3 million

●	Fully diluted book value per share of $22.00 (1)
(1)	Fully diluted book value per share is shareholders’ equity divided by the number of BBX Capital’s Class A and Class B common shares and unvested restricted stock awards outstanding on June 30, 2023.

“As we have previously disclosed, our portfolio companies are facing challenges associated with inflationary pressures, rising interest rates, and global economic uncertainty, and our operating results for the second quarter reflect these challenges. IT’SUGAR and Renin are experiencing significant declines in customer demand, and BBXRE expects a substantial decrease in sales transactions and new development starts in 2023 as compared to the past several years. While our current operating results reflect a general slowdown in activity, we can report that, in spite of these headwinds, our portfolio companies remain focused on opportunistically generating growth and adapting their strategies as may be appropriate in the current environment. In May 2023, the Altman Companies commenced the development of Altis Twin Lakes, a planned 346-unit multifamily apartment community in Orlando, Florida, and in July 2023, a joint venture sponsored by the Altman Companies sold Altis Ludlam Trail, a 312-unit multifamily apartment community in Miami, Florida. We believe that these transactions, given the current market uncertainty, are a testament to the quality of the Altman team and brand. In addition, BBX Logistics Properties, our real estate division focused on the development of warehouse and logistics facilities, recently obtained entitlements to significantly increase the density of proposed logistics facilities on a land parcel currently under contract, and we are moving forward with the goal of obtaining development financing and commencing development of the site. Further, IT’SUGAR has more recently begun refocusing on 'pop up' retail locations that require lower initial capital investments than the investments required for its traditional retail locations and candy department stores. As we focus on repositioning our businesses to navigate the challenges of the current economic environment, we will also continue to evaluate initiatives to reduce costs and improve margins and to identify ways to utilize our capital to pursue potential opportunities for future growth. We remain committed to our objective of achieving long-term growth and building shareholder value.” commented Jarett S. Levan, Chief Executive Officer and President of BBX Capital, Inc.

Additional Information

For more complete and detailed information regarding BBX Capital and its financial results, business, operations, investments, and risks, please see BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, which will be available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com on August 9, 2023.

Financial Results

The following selected information relates to the financial results of the Company’s principal holdings: BBX Capital Real Estate, BBX Sweet Holdings, and Renin.

BBX Capital Real Estate - Selected Financial Data

Selected highlights of BBX Capital Real Estate’s (“BBXRE”) financial results include:

Second Quarter 2023 Compared to Second Quarter 2022:

●	Revenues of $45.8 million vs. $9.9 million
●	Net profits from sales of real estate inventory to homebuilders of $3.5 million vs. $4.9 million
●	Recoveries from loan losses of $2.5 million vs. $3.3 million
●	Equity in net earnings of unconsolidated real estate joint ventures of $0.7 million vs. $19.2 million
●	Income before income taxes of $4.3 million vs. $25.1 million

BBXRE’s operating results for the quarter ended June 30, 2023 as compared to the same 2022 period primarily reflect (i) a net decrease in equity in net earnings of unconsolidated joint ventures primarily due to sales activity during the 2022 period, (ii) a net loss from the Altman Companies' operations during the 2023 period, (iii) lower net profits from the sale of lots to homebuilders at the Beacon Lake Community development, and (iv) a net decrease in recoveries from loan losses. The net decrease in equity in net earnings of unconsolidated joint ventures was primarily due to (i) the Altis Little Havana joint venture’s sale of its multifamily apartment community in 2022, (ii) BBXRE’s sale of its equity interest in the Bayview joint venture in 2022, and (iii) the Marbella joint venture’s sale of single-family homes in 2022, partially offset by the Sky Cove South joint venture’s sale of single-family homes in 2023.

BBX Sweet Holdings - Selected Financial Data

Selected highlights of BBX Sweet Holdings’ financial results include:

Second Quarter 2023 Compared to Second Quarter 2022:

●	Trade sales of $35.0 million vs. $35.6 million
●	Gross margin of $13.1 million vs. $15.0 million
●	Gross margin percentage of 37.5% vs. 42.1%
●	Depreciation and amortization of $2.3 million vs $1.6 million
●	Loss before income taxes of $(2.5) million vs. $(0.2) million

BBX Sweet Holdings’ operating results for the quarter ended June 30, 2023 as compared to the same 2022 period primarily reflect (i) an increase in IT’SUGAR’s loss before income taxes primarily as a result of higher occupancy, payroll, and depreciation expenses, which includes the impact of new store locations opened in 2022 and 2023, partially offset by higher sales, which is primarily attributable to the impact of new and expanded store locations, as comparable store sales declined in 2023 as compared to 2022 and (ii) an increase in Las Olas Confections and Snacks’ loss before income taxes, which reflects lower sales volume, a customer return related to a product recall, and higher costs of product.

Renin - Selected Financial Data

Selected highlights of Renin’s financial results include:

Second Quarter 2023 Compared to Second Quarter 2022:

●	Trade sales of $24.3 million vs. $35.1 million
●	Gross margin of $1.9 million vs. $0.8 million
●	Gross margin percentage of 7.9% vs. 2.3%
●	Loss before income taxes of $(3.7) million vs. $(3.9) million

Renin’s operating results for the quarter ended June 30, 2023 as compared to the same 2022 period reflect (i) a modest improvement in Renin’s gross margin and gross margin percentage as a result of various factors, including price increases, a decrease in rates for shipping products from overseas, and various initiatives implemented by Renin in an effort to reduce costs associated with its manufacturing and distribution facilities, including the transfer of a substantial portion of its operations in its facility located in Montreal, Canada to its other manufacturing and distribution facilities in the United States and Canada and the exit from its primary third-party logistics and warehousing facility in January 2023, and (ii) a decrease in selling, general, and administrative expenses primarily due to lower labor costs in 2023 resulting from headcount reductions in Renin’s facility located in Montreal, Canada and the impact of accrued severance associated with a former executive in the 2022 period. These improvements in Renin’s operating results in the 2023 period as compared to the 2022 period were partially offset by (i) a significant decrease in Renin’s trade sales, which primarily reflects a decrease in sales in its retail channel as a result of a decline in customer demand, (ii) a decrease in foreign currency exchange gains due to the impact of changes in foreign exchange rates between the U.S. dollar  and Canadian dollar, and (iii) an increase in interest expense primarily associated with rising rates on Renin’s variable rate debt and an increase in interest rates from the modification of the TD Bank credit facility in May 2022.

As of June 30, 2023, Renin was current on the payment terms under its TD Bank credit facility; however, Renin was not in compliance with its financial covenants under the facility. Further, Renin does not expect to be in compliance with its covenants in future periods as a result of its actual and expected operating results for 2023. If Renin is unable to obtain a waiver in relation to its covenants or amend the covenants under the facility to reflect its expected operating results, Renin may lose availability under its line of credit, may be required to provide additional collateral, or may be required to repay all or a portion of its borrowings, any of which would have a material adverse effect on the Company's liquidity, financial position, and results of operations.

About BBX Capital, Inc.: BBX Capital, Inc. (OTCQX: BBXIA) (PINK: BBXIB) is a Florida-based diversified holding company whose principal holdings include BBX Capital Real Estate, BBX Sweet Holdings, and Renin. For additional information, please visit www.BBXCapital.com.

BBX Capital, Inc. Contact Info:

Investor Relations Contact:

Leo Hinkley, Managing Director, Investor Relations Officer

954-940-5300, Email: LHinkley@BBXCapital.com

Media Relations Contact:

Kip Hunter, Kip Hunter Marketing

954-303-5551, Email: kip@kiphuntermarketing.com

Forward-Looking Statements

This press release contains forward-looking statements based largely on current expectations of BBX Capital and its subsidiaries that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans, or other statements, other than statements of historical fact, are forward-looking statements and can be identified by the use of words or phrases such as “plans,” “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would,” and words and phrases of similar import. The forward-looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and involve substantial risks and uncertainties. We can give no assurance that such expectations will prove to be correct. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. Forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. When considering forward-looking statements, the reader should keep in mind the risks, uncertainties, and other cautionary statements made in this release and in the Company’s reports filed with the Securities and Exchange Commission (“SEC”). The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. This press release also contains information regarding the past performance of the Company and its respective investments and operations. The reader should note that prior or current performance is not a guarantee or indication of future performance. Future results could differ materially as a result of a variety of risks and uncertainties that include risks relating to general competitive, economic and market conditions impacting the industries in which the Company operates, including the residential and commercial real estate industry in which BBXRE develops, operates, manages, and invests in real estate, the home improvement industry in which Renin operates, and the sugar and confectionery industry in which BBX Sweet Holdings operates. Risks and uncertainties include risks relating to public health issues and general economic uncertainties, including, but not limited to, supply chain issues, labor shortages, current inflationary trends, and rising interest rates. Inflation may continue to pressure our margins in future periods, especially to the extent that we are not able to increase prices to customers. Many factors, including, among other things (i) consumer demand, (ii) disruptions in global supply chains, (iii) a general labor shortage and increases in the cost of hiring and maintaining employees, (iv) disruptions in credit and capital markets, (v) customer retention, including our ability to maintain our relationships with large customers, (vi) U.S. Federal Reserve monetary policy decisions in response to inflationary trends, (vii) changes in U.S. federal income or other tax laws and interpretation of tax laws, and (viii) heightened cybersecurity risks, all impact the Company's operations, results and financial condition. Further, (i) higher interest expense on variable rate debt and any new debt, (ii) lower gross margins due to increased costs of manufactured or purchased inventory and shipping, (iii) a decline in the availability of debt and equity capital for new real estate investments, the number of real estate development projects meeting the Company’s investment criteria, and demand for the acquisition of multifamily apartment communities developed by the Altman Companies, (iv) higher overall operating expenses due to increases in insurance, labor and service costs, (v) a reduction in customer demand for our products resulting in lower sales, (vi) a shift in customer behavior as higher prices affect customer retention and higher consumer borrowing costs, including mortgage borrowings, affect customer demand, and (vii) increased risk of impairments as a result of declining operating results and valuations, can each negatively affect our operating results. The duration and severity of economic and market conditions are uncertain and may impact future periods. At this time, we are also not able to predict whether the current economic conditions will result in prolonged changes in our customers’ behavior, which may include prolonged decreases in discretionary spending and reductions in demand for retail store and confectionery products, home improvement products or real estate, each of which would have a material adverse impact on our business, operating results, and financial condition. BBXRE may not be successful in developing its current projects or identifying development opportunities that meet its investment criteria; increases in commodity and labor prices may result in higher development and construction costs, and increasing interest rates may adversely impact demand for real estate and its developments, as well as its and its customers financing costs and sales prices resulting from increased capitalization rates. IT’SUGAR may experience continued increases in the cost of inventory and freight and its new stores, including its candy department stores, may not be as profitable as anticipated or at all. Renin is out of compliance with the terms of financial covenants under its credit facility, and it is anticipated that additional loan paydowns or the full repayment of its loan facility may be required. Continued inflationary trends could have a material adverse effect on the Company’s results of operations and financial condition, particularly if the Company is not able to increase prices to its customers to offset the increase in its costs. Further, a number of factors may adversely affect the labor force available to us or increase our labor costs, including labor shortages and increased employee turnover, federal unemployment subsidies, and other government regulations. A sustained labor shortage or increased turnover rates could lead to increased costs, such as increased overtime pay to meet demand and increased wage rates to attract and retain employees, or could negatively affect our operations or adversely impact our business and results. Further, any mitigation measures we take in response to increased costs or to improve our margins may not be accepted by our customers, may not be successful, and could negatively affect our operations.

Reference is also made to the other risks and uncertainties described in BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, which is expected to be filed on August 9, 2023, and then will be available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com, as well as BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2022 that was filed on March 15, 2023, which is currently available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com. The Company cautions that the foregoing factors are not exclusive and that the reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made.

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The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended June 30, 2023 (in thousands):

Revenues:	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Trade sales	$—	35,013	24,344	1,860	(14)	61,203
Sales of real estate inventory	4,445	—	—	—	—	4,445
Revenue from construction contracts	36,574	—	—	—	—	36,574
Real estate development and property management fees	2,636	—	—	—	—	2,636
Interest income	2,111	—	—	—	(437)	1,674
Other revenue	50	—	—	453	(191)	312
Total revenues	45,816	35,013	24,344	2,313	(642)	106,844
Costs and expenses:
Cost of trade sales	—	21,902	22,415	624	(14)	44,927
Cost of real estate inventory sold	959	—	—	—	—	959
Cost of revenue from construction contracts	38,129	—	—	—	—	38,129
Interest expense	35	375	1,152	1	(863)	700
Recoveries from loan losses, net	(2,507)	—	—	—	—	(2,507)
Selling, general and administrative expenses	6,326	15,217	3,991	1,680	7,092	34,306
Total costs and expenses	42,942	37,494	27,558	2,305	6,215	116,514
Operating income (losses)	2,874	(2,481)	(3,214)	8	(6,857)	(9,670)
Equity in net earnings of unconsolidated real estate joint ventures	728	—	—	—	—	728
Gain on the consolidation of investment in real estate joint ventures	27	—	—	—	—	27
Other income (loss)	649	24	(5)	6	42	716
Foreign exchange loss	—	(18)	(470)	—	—	(488)
Income (loss) before income taxes	$4,278	(2,475)	(3,689)	14	(6,815)	(8,687)

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended June 30, 2022 (in thousands):

	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Revenues:
Trade sales	$—	35,602	35,093	1,895	(5)	72,585
Sales of real estate inventory	8,737	—	—	—	—	8,737
Interest income	629	—	—	—	592	1,221
Other revenue	506	—	—	848	(204)	1,150
Total revenues	9,872	35,602	35,093	2,743	383	83,693
Costs and expenses:
Cost of trade sales	—	20,622	34,305	676	(5)	55,598
Cost of real estate inventory sold	3,878	—	—	—	—	3,878
Interest expense	—	222	776	—	(489)	509
Recoveries from loan losses, net	(3,289)	—	—	—	—	(3,289)
Selling, general and administrative expenses	3,362	14,982	4,273	1,658	5,786	30,061
Total costs and expenses	3,951	35,826	39,354	2,334	5,292	86,757
Operating income (losses)	5,921	(224)	(4,261)	409	(4,909)	(3,064)
Equity in net earnings of unconsolidated real estate joint ventures	19,154	—	—	—	—	19,154
Other income	5	6	—	—	92	103
Foreign exchange gain	—	—	357	—	—	357
Income (loss) before income taxes	$25,080	(218)	(3,904)	409	(4,817)	16,550

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the six months ended June 30, 2023 (in thousands):

Revenues:	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Trade sales	$—	67,738	52,320	4,876	(17)	124,917
Sales of real estate inventory	6,217	—	—	—	—	6,217
Revenue from construction contracts	61,611	—	—	—	—	61,611
Real estate development and property management fees	4,247	—	—	—	—	4,247
Interest income	4,085	—	—	—	106	4,191
Other revenue	101	—	—	889	(331)	659
Total revenues	76,261	67,738	52,320	5,765	(242)	201,842
Costs and expenses:
Cost of trade sales	—	42,448	48,422	1,481	(17)	92,334
Cost of real estate inventory sold	1,537	—	—	—	—	1,537
Cost of revenue from construction contracts	62,318	—	—	—	—	62,318
Interest expense	46	707	2,273	2	(1,593)	1,435
Recoveries from loan losses, net	(3,107)	—	—	—	—	(3,107)
Selling, general and administrative expenses	12,566	29,758	7,839	3,838	14,083	68,084
Total costs and expenses	73,360	72,913	58,534	5,321	12,473	222,601
Operating income (losses)	2,901	(5,175)	(6,214)	444	(12,715)	(20,759)
Equity in net earnings of unconsolidated real estate joint ventures	1,832	—	—	—	—	1,832
Gain on the consolidation of The Altman Companies	6,195	—	—	—	—	6,195
Gain on the consolidation of investment in real estate joint ventures	10,882	—	—	—	—	10,882
Other (expense) income	344	224	(4)	2,262	61	2,887
Foreign exchange loss	—	(32)	(502)	—	—	(534)
Income (loss) before income taxes	$22,154	(4,983)	(6,720)	2,706	(12,654)	503

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the six months ended June 30, 2022 (in thousands):

Revenues:	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Trade sales	$—	64,959	68,581	4,800	(6)	138,334
Sales of real estate inventory	15,207	—	—	—	—	15,207
Interest income	1,174	—	—	—	1,196	2,370
Net gains on sales of real estate assets	1,329	—	—	—	—	1,329
Other revenue	1,022	—	—	1,293	(386)	1,929
Total revenues	18,732	64,959	68,581	6,093	804	159,169
Costs and expenses:
Cost of trade sales	—	38,995	66,079	1,535	(5)	106,604
Cost of real estate inventory sold	6,113	—	—	—	—	6,113
Interest expense	—	469	1,342	1	(767)	1,045
Recoveries from loan losses, net	(3,937)	—	—	—	—	(3,937)
Impairment losses	—	64	—	—	—	64
Selling, general and administrative expenses	5,760	27,657	8,933	3,657	11,418	57,425
Total costs and expenses	7,936	67,185	76,354	5,193	10,646	167,314
Operating income (losses)	10,796	(2,226)	(7,773)	900	(9,842)	(8,145)
Equity in net earnings of unconsolidated real estate joint ventures	20,686	—	—	—	—	20,686
Other (expense) income	(8)	878	—	2	215	1,087
Foreign exchange gain	—	—	168	—	—	168
Income (loss) before income taxes	$31,474	(1,348)	(7,605)	902	(9,627)	13,796